UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 17, 2005 (May 16, 2005)

AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8747	43-1304369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street
Kansas City, Missouri	64105
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (816) 221-4000

Item 7.01 Regulation RD Disclosure

On May 16, 2005, AMCE announced that it has commenced an offer to exchange up to $250,000,000 aggregate principal amount of its 8⅝% Series B Senior Notes due 2012 for a like principal amount of its outstanding 8⅝% Series A Senior Notes due 2012 and up to $205,000,000 aggregate principal amount of its Series B Senior Floating Rate Notes due 2010 for an equal principal amount of its Series A Senior Floating Rate Notes due 2010.

On May 16, 2005, AMCE issued a press release relating to the offer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  This press release may also be found on AMCE’s website at www.amctheatres.com under “Investor Resources”.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

      Exhibit 99.1 – Press Release of Marquee Holdings Inc., dated May 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date:	May 17, 2005	/s/ Craig R. Ramsey

Craig R. Ramsey
Executive Vice President and
Chief Financial Officer